                                                                   EXHIBIT 10.16


Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2, promulgated under the Securities and Exchange Act of 1934, as amended. Omitted information has been replaced with asterisks.


                     LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

     THIS LEASE AGREEMENT FOR A GAMMA KNIFE UNIT on October 31, 1996 (hereinafter, referred to as the "Agreement") is entered into between GK Financing, LLC, a California Limited Liability Company, (hereinafter referred to as "GKF"), and HOAG MEMORIAL HOSPITAL PRESBYTERIAN, a California corporation (hereinafter referred to as "Hospital")

                                R E C I T A L S

     WHEREAS, Hospital wants to lease a Leksell Stereotactic Gamma Unit distributed by Elekta Instruments, Inc. (hereinafter referred to as the "Equipment"), and

     WHEREAS, GKF is willing to lease the Equipment which GKF has acquired from UCI Medical Center, a California corporation (hereinafter referred to as "UCI"), to Hospital, pursuant to the terms and conditions of this Agreement.

     NOW, therefore, in consideration of the foregoing premises and the promises contained herein, the parties hereto hereby agree as follows:

     1. Execution of LGK Agreement by and between Hospital and Elekta. GKF hereby leases the Equipment to the Hospital on the terms and conditions hereinafter set forth. Hospital agrees that simultaneously with the execution of this Agreement it shall execute that certain LGK Agreement with Elekta, (hereinafter referred to as the "LGK Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. Hospital agrees to fulfill all of its obligations under the LGK Agreement and acknowledges that GKF is a third party beneficiary of the LGK Agreement. Hospital shall fully indemnify and hold harmless GKF in the event that GKF suffers any loss, damage, claim or expense (including attorneys' fees) solely as a result of Hospital's breach of the LGK Agreement.

     2. Delivery of the Equipment and Site preparation. GKF shall arrange to have the Equipment delivered to Hospital, at One Hoag Dr. (the "Site") in coordination with Elekta. GKF shall exert its best faith efforts to expedite the delivery of the Equipment in accordance with the terms and conditions of the Purchase Agreement for the Equipment by and between GKF and Elekta. Notwithstanding the preceding sentence, it is understood and agreed that GKF has made no representations and warranties to Hospital concerning actual delivery dates or schedules for the Equipment at the Site.

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October 29, 1996


      Hospital shall provide a safe, convenient and properly prepared site on Hospital controlled property (The "Site") for the proper performance of Gamma Knife procedures, at its own expense, in accordance with all of the Equipment manufacturer's (Elekta's) guidelines, specifications, technical instruments and Site Planning Criteria (which Site Planning Criteria are attached hereto as Exhibit B and incorporated herein by this reference). Site location shall be acceptable to GKF. Hospital shall prepare at its sole cost and expense the requisite site plans and specifications and shall submit them to Elekta and GKF for approval. Hospital shall obtain, in a timely manner, a User License from the Nuclear Regulatory Commission and/or appropriate state agency authorizing it to take possession of the Cobalt Supply and shall obtain such other licenses, permits, approvals, consents and authorizations, which may be required by local governmental or other regulatory agencies for the Site, its preparation, the charging of the Equipment with its Cobalt Supply, the conduct of Acceptance tests, and the use of the Equipment all as more fully set forth in Article 2.1 of the LGK Agreement.

      3. Commencement of Term. The Term (hereinafter defined) of this Agreement shall commence upon the performance of the first chargeable clinical Gamma Knife procedure at the Site (the "Commencement Date"). Hospital shall become liable to GKF for the payments referred to in Paragraph 6 hereinbelow upon the Commencement Date.

      4. Costs of Site Preparation; Costs of Installation. Hospital's obligations shall include preparation of plans and specifications for the construction and preparation of the Site in such form as will result in the Site, when constructed in accordance with such plans and specifications, being in full compliance with Elekta's Site Planning Criteria. Hospital shall at its own expense and risk, prepare, construct and make ready the Site as necessary, for the installation of the Equipment, including, but not limited to, providing any temporary and/or permanent shielding for the charging of the equipment and its use, selecting and preparing a proper foundation for the Equipment and for such shielding and walls, as well as proper alignment of the Site and wiring. Hospital shall be financially responsible for the positioning of the Equipment on its foundation at the Site.

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Lease Agreement
October 29, 1996

     Hospital shall also at its own expense select, purchase and install all radiation monitoring equipment and devices, safety circuits and radiation warning signs needed for the Equipment at the Site, according to all applicable federal, state and local laws, regulations, recommendations or custom.

     Upon completion of the Site, Hospital shall warrant that the Site will be safe and suitable for its use of the Equipment. Hospital shall fully indemnify, hold harmless and/or reimburse GKF (and its members and their respective officers, directors, agents, employees and affiliates) for any loss, liability, damage, penalty, action, claim, cost or expense (including reasonable attorneys' fees)(hereinafter collectively referred to as "damages") which GKF may suffer or incur which are solely caused by Hospital's Site preparation and the Equipment's positioning, if the Site preparation or the Equipment's positioning was not done in compliance with Elekta's Site Planning Criteria.

     Hospital shall be liable to GKF for any damage to the Equipment caused by
(a) defects in construction of the Site or defects in the positioning of the Equipment at the Site; (b) defects arising out of materials or parts provided, modified or designed by Hospital with respect to the Site; or (c) negligent or intentional acts of omission or commission by Hospital or any of its officers, agents, physicians, and employees in connection with the Site preparation or operation of the Equipment at the Site.

     Hospital warrants that it shall utilize its best efforts to fulfill on an expeditious basis its obligations under this Paragraph 4. Hospital further warrants that it shall on a regular basis keep GKF informed of Hospital's progress in fulfilling its obligations pursuant to this Paragraph 4. Should Hospital not have all Site preparations completed by the delivery date specified by a separate agreement plus a sixty (60) day grace period such that the Site is acceptable for positioning and installation of the equipment, Hospital shall reimburse GKF for its holding (cost of funds) and warehousing costs until the Site is prepared to allow positioning and installation of the equipment.

     5. Term of the Equipment. GKF agrees to provide to Hospital the Equipment pursuant to the terms of this Agreement, for a term of ten (10) years from the Commencement Date as described in Paragraph 3 hereinabove (the "Term"), unless terminated earlier as provided herein.

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Lease Agreement
October 29, 1996

     6.   Per Procedure Payments. *

     7. Use of the Equipment. The Equipment may be used by Hospital only at the location stated above and shall not be removed therefrom. Hospital shall not assign or sublease the Equipment or its rights hereunder without the prior written consent of GKF, which consent shall not be unreasonably withheld. No permitted assignment or sublease shall relieve Hospital of any of its obligations hereunder. Hospital shall not use nor permit the Equipment to be used in any manner nor for any purpose for which, in the opinion of Elekta or GKF, the Equipment is not designed or reasonably suitable. Hospital shall not permit any liens, whether voluntary or involuntary, to attach to the Equipment, without the prior written consent of GKF. Hospital shall have no interest in the Equipment other than the rights acquired as lessee hereunder and the Equipment shall remain the property of GKF regardless of the manner in which it may be installed or attached at the Site. Hospital shall, at GKF's request, affix to the Equipment tags, decals, or plates furnished by GKF, indicating GKF's ownership of the Equipment.

     8. Additional Covenants of Hospital. In addition to the other covenants made by Hospital, Hospital shall at its own cost and expense:

     (a) Provide properly trained professional, technical and support personnel and supplies required for the proper performance of medical procedures utilizing the Equipment.

     (b) Assume all medical and financial responsibility for the overseers' monitoring of all patients' medical condition and treatment.

     (c)  Fully comply with all of its obligations under the LGK Agreement.

     (d) Indemnify GKF as herein provided: (i) Hospital hereby agrees to fully indemnify and/or reimburse (including attorney's fees) GKF on a prompt basis for any and

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Lease Agreement
October 29, 1996

all damage to the Equipment (including any violations by Hospital, its agents, officers, physicians, employees, successors and assigns of the Service Agreement described in Paragraph 13 hereof) to the extent such damages are caused by the negligent or wrongful acts or omissions of Hospital, its agents, officers, physicians and employees. In the event the Equipment is destroyed or rendered unusable, this indemnification shall extend up to (but not exceed) the full replacement value of the Equipment at the time of its destruction less salvage value, if any, (ii) Hospital hereby further agrees to indemnify and hold GKF, its agents, officers, employees, successors and assigns, harmless from and against any and all claims, liabilities, obligations, losses, damages, injuries, penalties, actions, costs and expenses (including attorneys' fees) for all events and/or occurrences described in Article 7.3 of the LGK Agreement to the same extent that Hospital agrees to indemnify Elekta thereunder. Hospital further agrees to fully indemnify and hold harmless GKF for any loss, damage, claim, or expense (including attorneys' fees) GKF may suffer or incur as a result of Hospital's breach of the LGK Agreement.

     (e) Provide reasonable and customary marketing materials (i.e. brochures, announcements, etc.) and marketing support from an administrative and clinical (i.e. seminars by neurosurgeons and radiation therapists to referring physicians, etc.) standpoint for this clinical service.

     9. Additional Covenants, Representations and Warranties of GKF. In addition to the other covenants, representations and warranties, made by GKF in this Agreement:

     (a) GKF represents and warrants that GKF has full power and authority to enter into this Agreement, and that this Agreement does not and will not violate any agreement, contract or instrument binding upon GKF.

     (b) GKF represents and warrants to Hospital that, upon delivery of the Equipment to Hospital, GKF shall use its best faith efforts to require that Elekta meets its contractual obligations to GKF and in putting the Equipment, as soon as possible, into good and safe serviceable condition and fit for its intended use in accordance with the manufacturer's specifications guidelines and field modification instructions.

     (c) GKF represents and warrants that throughout the term of this Agreement, Hospital shall enjoy the use of the Equipment, free of the rights of any other persons

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Lease Agreement
October 29, 1996

except for those rights reserved by GKF or granted to Elekta under the LGK Agreement or under Elekta's Purchase Agreement with GKF.

     (d) During the entire term of this agreement and subsequent extension thereof, GKF shall maintain in full force and effect: (i) the Service Agreement referenced in Paragraph 13 hereof; and (ii) any other service or other agreements required to fulfill GKF's obligations to Hospital pursuant to this Paragraph 9(d), GKF represents and warrants that during the entire term of this Agreement and any subsequent extensions thereof, that it will fully pursue any and all remedies it may have against Elekta under the Service Agreement to insure that the Equipment will be in conformity with Elekta's warranties so that it is free from defects in design, materials, and workmanship which result in noncompliance with the specifications and/or Elekta's warranties to GKF. In no event, however, shall the warranty obligations of GKF to Hospital with respect to the Equipment be greater or more extensive than Elekta's warranty obligations to GKF with respect to the Equipment.

     10. Ownership/Title. It is expressly understood that Hospital shall acquire no right, title or interest in or to the Equipment, other than the right to the possession and use of the same in accordance with the terms of this Agreement. Hospital shall have no interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain the property of GKF regardless of the manner in which it may be installed or attached at the Site. Hospital shall, at GKF's request, affix to the Equipment tags, decals, or plates furnished by GKF, indicating GKF's ownership of the Equipment.

     GKF may at its sole discretion finance the Equipment. Financing may be in the form of an installment loan or a finance lease or other commercially available debt instrument. Should GK finance the Equipment through an installment loan, GKF shall be required to provide the Equipment as collateral against the loan. Should GKF finance the Equipment through a financing lease title shall vest with the lessor until GKF exercises its buy-out option. In addition, should GKF finance the equipment, said Agreement may be used as collateral against the loan.

     11. Cost of Use of the Equipment. Except as is otherwise provided herein, Hospital shall bear the entire cost of using the Equipment during the Term of this Agreement. This shall include, but not be limited to, providing trained professionals, technical and support personnel and supplies to properly operate the Equipment. Hospital

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October 29, 1996


shall be fully responsible and liable for all acts and/or omissions of such professional, technical and support personnel.

      12. Taxes. GKF shall only be responsible for personal property taxes levied against the Equipment.

      13. Maintenance and Inspections. GKF agrees to exercise due and proper care in the maintenance of the Equipment and to keep the Equipment in a good state of repair, reasonable wear and tear excepted. Hospital shall be liable to GKF for all damage to the Equipment caused by the misuse, negligence, improper use or other intentional or negligent acts or omissions of Hospital's employees, officers, agents, and physicians.

      GKF (and Elekta) shall have the right of access to the Equipment for the purpose of inspecting same at all reasonable times and upon reasonable notice and with a minimum of interference to Hospital's operations. In the event the Equipment is improperly used by Hospital or its employees, agents, officers, and physicians, GKF may service or repair the same as needed and such expense shall be paid by Hospital, unless the repair is covered by the Service Agreement that GKF simultaneously with the execution of this Agreement enters into with Elekta.

      Any work so performed by or in the service or maintenance of the Equipment as a result of Hospital's failure or neglect to do so shall not deprive GKF of any of its rights, remedies or actions against Hospital for damages caused by such failure or neglect.

      14. Equipment Modifications/Additions/Upgrades. The parties agree that the necessity and financial responsibility for modifications/additions/upgrades to the Equipment, including the disposal and reloading of the Cobalt-60 source, shall be discussed and mutually decided by GKF and Hospital. GKF shall be responsible for the removal and disposal where necessary, of the Cobalt.

      15. Termination. If, after the initial twenty-four (24) month period of service, and subsequent 12 month periods of service, Hospital does not provide GKF with a reasonable economic justification to continue providing Gamma Knife services hereunder, then and in that event, GKF shall have the option of terminating this Agreement upon the giving of written notice to Hospital of said termination not less than ninety (90) days prior to GKF's

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October 29, 1996

designated termination date. Following termination GKF shall remove the Equipment in accordance with Paragraph 16(a)(ii).

        16. Options to Extend Agreement.

        (a) Hospital shall have the option at the end of ten (10) year initial Term to:

                (i) Renegotiate this Agreement for a specified renewal term taking into account the first ten (10) years of activity of the Equipment at the Site.

                (ii) Terminate this Agreement. If Hospital terminates this Agreement at the end of the initial Term, GKF shall remove the Equipment and be responsible for the removal of the Cobalt within a reasonably mutually agreed upon period of time after the expiration of the ten (10) year initial Term.

                Hospital shall exercise one (1) of the two (2) options referred to above, by mailing an irrevocable written notice thereof to GKF at Four Embarcadero Center, Suite 3620, San Francisco, California, 94111, by registered mail, postmarked on or before the end of the ninth (9th) year of the ten (10) year initial Term of this Agreement. Any such notice shall be sufficient if it states in substance that Hospital elects to exercise its option and states which of the two (2) options referred to above Hospital is exercising.

        17. No Warranties by GKF. Hospital warrants that as of the Commencement Date, it shall have (a) thoroughly inspected the Equipment; (b) determined for itself that all items of the Equipment are of a size, design, capacity and manufacture selected by it; and (c) satisfied itself that to the best of its knowledge the Equipment is suitable for Hospital's stated purposes. GKF SUPPLIES THE EQUIPMENT "AS IS" AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT OR THE MANUFACTURER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, DURABILITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks as between GKF and Hospital and/or Elekta (to the extent of its express written warranty of the Equipment), shall be borne by Hospital. Hospital agrees to look solely to the manufacturer (Elekta) or to suppliers of the Equipment (and its software) for any and all warranty claims. Any and all warranties made by Elekta will be enforced by GKF in its

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October 29, 1996




good faith best efforts on behalf of Hospital during the ten (10) year initial Term hereof. Hospital agrees that GKF shall not be responsible for the delivery, installation, or operation of the Equipment or for any delay or inadequacy of any or all of the foregoing. GKF shall not be responsible for any direct or indirect consequential loss or damage resulting from the installation, operation or use of the Equipment or otherwise. Hospital expressly waives any right to hold GKF liable hereunder for any claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Equipment.

      18. Events of Default and Remedies. The occurrence of any one of the following shall constitute an Event of Default hereunder:

            (a) Hospital fails to pay any installment of monthly procedure payments when due when such default continues for a period of thirty (30) days after notice thereof from GKF or its assignee is given to Hospital.

            (b) Hospital attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein;

            (c) Hospital shall fail to observe or perform any of the other obligations required to be observed or performed by Hospital hereunder and such failure shall continue uncured for twenty (20) days after written notice thereof to Hospital by GKF;

            (d) Hospital ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statue, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or it or its shareholders shall take any action looking to its dissolution or liquidation.

            (e) Within sixty (60) days after the commencement of any proceedings against Hospital seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such

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October 29, 1996

proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without Hospital's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

     Upon the occurrence of an Event of Default, GKF may at its option do any or all of the following: (i) by notice to Hospital, terminate this Agreement as to the Equipment in default, wherever situated, and for such purposes, enter upon the Site without liability for so doing or GKF may cause Hospital and Hospital hereby agrees to return the Equipment to GKF at Hospital's sole cost and expense; (ii) recover from, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the present value of the unpaid estimated future lease payments by Hospital to GKF through the end of the Agreement term discounted at the rate of nine percent (9%), which payment shall become immediately due and payable. Unpaid estimated future lease payments shall be based on the prior 12 months lease payments with an annual five (5%) percent increase; (iii) sell, dispose of, hold, use or lease the Equipment in default, as GKF in its sole discretion may determine (and GKF shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar Equipment owned or leased by GKF). In any event, Hospital shall, without further demand, pay to GKF an amount equal to all sums due and payable for all periods up to and including the date on which GKF had declared this Agreement to be in default.

     In the event that Hospital shall have paid to GKF the liquidated damages referred to in (ii) above, GKF hereby agrees to pay to Hospital promptly after receipt thereof, all rentals or proceeds received from the reletting or sale of the Equipment during the balance of the ten (10) year initial Term (after deduction of all expenses incurred by GKF, said amount never to exceed the amount of the liquidated damages paid by Hospital). Hospital agrees that GKF shall have no obligation to sell the Equipment. Hospital shall in any event remain fully liable for reasonable damages as provided by law for all costs and expenses incurred by GKF on account of such default, including but not limited to, all court costs and reasonable attorneys' fees. Hospital hereby agrees that, in any event, it shall be liable for any deficiency after any sale, lease or other disposition of the Equipment by GKF. The rights afforded GKF hereunder shall not be deemed to be exclusive, but shall be in addition to any other rights or remedies provided by law.

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October 29, 1996


      19. Insurance.

            (a) During the ten (10) year initial Term of this Agreement (and any successive terms) GKF shall, at its own cost and expense, keep in effect an all risk and hazard insurance policy except earthquake insurance covering the Equipment. The all risk and hazard insurance policy shall be for an amount not less than the replacement cost of the Equipment. During the ten (10) year initial Term of this Agreement, Hospital shall, at its own cost and expense keep in effect public liability and professional liability insurance policies concerning the operation of the Equipment by Hospital. Said policies shall be in the amounts of not less than $1,000,000 per occurrence and $5,000,000 in aggregate per year. Hospital and GKF, their successors and assigns, shall be named as additional insureds and/or loss payees on the insurance policies maintained hereunder by the other party. Evidence of such insurance coverages shall be furnished by both parties to the other party upon written request, by no later than the Commencement Date.

            (b) If the Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment, Hospital shall give to GKF immediate notice. GKF shall determine, within thirty (30) days after the date of occurrence of such damage or destruction, whether the Equipment can be repaired. In the event GKF determines that the Equipment cannot be repaired, GKF at its sole cost and expense shall promptly replace the Equipment. This Agreement shall continue in full force and effect as though such damage or destruction had not occurred. In the event GKF determines that the Equipment can be repaired, GKF shall cause the Equipment to be promptly repaired.

            20. Notices. Any notices required under this Agreement shall be sent in writing and shall be deemed to have been duly given if delivered by hand or mailed by certified or registered mail to the following addresses:

            To GKF:           Craig K. Tagawa, C.E.O.
                              Four Embarcadero Center, Suite 3620
                              San Francisco, CA 94111


            To Hospital:      Steve C. Moreau
                              301 Newport Blvd., P.O. Box 610
                              Newport Beach, CA 92658-6100

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October 29, 1996


Or to such other addresses as either party may specify for the reception of notice from time to time in writing to the other party. Any such notice shall be effective only when actually received by the party to whom addressed.

        21. Integration/Supersedure. This Agreement contains the full and entire Agreement between the parties hereto, and no oral or written understanding is of any force or effect whatsoever unless expressly contained in a writing executed subsequent to the date of this Agreement.

        22. Waivers. To the extent that GKF fails or chooses not to pursue any of its remedies under this Agreement or pursuant to applicable law such shall not prejudice GKF's rights to pursue any of those remedies at any future time and shall not constitute a waiver of GKF's rights.

        23. Assignments. This Agreement is binding upon and shall inure to the benefit of the permitted successors or assigns of the respective parties hereto, except that neither party may assign its rights or obligations under this Agreement without the express written consent of the other (which consent shall not be unreasonably withheld).

        24. Amendments. This Agreement shall not be amended or altered in any manner unless such amendment or alteration is in a writing signed by both parties.

        25. Record-Keeping Requirements. To the extent required by the regulations promulgated by the Health Care Financing Administration pursuant to
Section 952 of the Omnibus Reconciliation Act of 1980, GKF shall:

                (a) Until the expiration of four (4) years following the furnishing of services pursuant to this Agreement, GKF agrees to make available upon written request of the Secretary of Health and Human Services or the U.S. Comptroller General or any of their duly authorized representatives, this Agreement, any books, documents and records necessary to verify the nature and extent of costs incurred by Hospital by reason of the activities of GKF under this Agreement; and

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October 29, 1996


          (b) If GKF elects to delegate any of its duties under this Agreement (which have a cost or value of Ten Thousand Dollar ($10,000.00) or more over a twelve (12) month period) to a related organization, GKF may do so only through a subcontractor which is consented to by Hospital, it being understood that, inasmuch as Hospital is entering into this Agreement in reliance on GKF's reputation and expertise, that Hospital shall be the sole judge of the reputation and expertise of the proposed delegee, and only through a subcontractor which provides that, until the expiration of four (4) years following the furnishing of services under such subcontract, the related organization shall make available, on request of the Secretary of Health and Human Services or the U.S. Comptroller General or any of their authorized representatives, the subcontract, and books, documents and records of the nature and extent of costs incurred by Hospital by reason of activities of such related organization under such subcontract. No delegation by GKF of its duties hereunder shall relieve GKF from liability hereunder.

     26.  Miscellaneous Provisions.

          (a) The invalidity or unenforceability of any portion or provision of this Agreement shall not effect the validity or enforceability of any other portion, nor shall either party's implied or express consent to the breach or waiver of any provision of this Agreement constitute a waiver of such provision as to any subsequent breach.

          (b) In the event of any claim or controversy arising hereunder, the prevailing party in such claim or controversy shall be entitled to a reasonable attorneys' fee in addition to whatever other relief said party would be otherwise entitled.

          (c) Force Majeure. Failure to perform by either party will be excused in the event of any delay or inability to perform its duties under this Agreement directly or indirectly caused by conditions beyond its reasonable control including without limitation, fires, floods, earthquakes, snow, ice, disasters, Acts of God, accidents, riots, wars, operation of law, strikes, governmental action or regulations, shortages or labor, fuel, power, materials, manufacturer delays or transportation problems.

     IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

Hoag Memorial Hospital Presbyterian and GK Financing, LLC
Lease Agreement
October 29, 1996







Hoag Memorial Hospital Presbyterian     GK Financing, LLC



By:  /s/ Michael D. Stephens            By: /s/ C. K. TAGAWA
    -----------------------------           -----------------------------
                                                Craig K. Tagawa
                                                Chief Executive Officer

Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2, promulgated under the Securities and Exchange Act of 1934, as amended. Omitted information has been replaced with asterisks.


                                 ASSIGNMENT BY
                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                          OF ITS AGREEMENT TO PURCHASE
                            THE LEKSELL GAMMA KNIFE
                         FROM ELEKTA INSTRUMENTS, INC.


        THIS ASSIGNMENT OF AGREEMENT FOR PURCHASE AND SALE ("Assignment") is made as of the 31st day of October, 1996 ("Effective Date"), by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation
("University"), and GK FINANCING, LLC, a California limited liability company ("GK FINANCING"), with reference to the following facts:

        As of February 22, 1995, University entered into an agreement with ELEKTA INSTRUMENTS, INC., a Georgia corporation ("Elekta"), pursuant to which University agreed to purchase that certain Leksell Gamma Knife ("LGK") form Elekta ("Purchase Agreement"); and

        University now proposes to assign the Purchase Agreement to GK Financing and GK Financing is prepared to accept assignment of the Purchase Agreement, and Elekta is prepared to consent to such assignment.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. University (hereinafter "Assignor") hereby assigns and transfers to GK Financing (hereinafter "Assignee") all of Assignor's rights, title and interest in, to and under the Purchase Agreement, and Assignor hereby delegates to Assignee all of its duties and obligations or performance under said Purchase Agreement. All rights subject to the foregoing assignment are referred to herein as the "Rights" and all duties and obligations subject to the foregoing delegation are referred to herein as the "Duties." The Purchase Agreement is attached hereto as Exhibit 1 and it is hereby incorporated herein by this reference.

     2. Assignee hereby accepts the foregoing assignment of Rights and hereby assumes and agrees to perform all Duties delegated above by Assignor to the same extent as if Assignee had been an original party to the Purchase Agreement, and Assignee indemnifies and holds harmless Assignor from and against any and all losses, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred with respect to the performance or non-performance of any or all of said delegated Duties.

     3. Assignor, effective upon the Effective Date, is hereby released entirely from all Duties in said Purchase Agreement.

     4. Assignee agrees to pay to Elekta, when and as due, all amounts required to be paid under the Purchase Agreement, and to faithfully discharge and perform all Duties under said Purchase Agreement, and Elekta, by consenting to this Assignment, agrees to look solely to Assignee for discharge and performance of all Duties under said Purchase Agreement.

     5. Assignee acknowledges that Assignor has paid Elekta Six Hundred Twenty-Four Thousand Nine Hundred Fifty Dollars ($624,950) toward the purchase price of the LGK under the Purchase

Agreement being assigned to Assignee. Assignee intends to enter into an agreement with a user of the LGK ("User"). GKF, in consideration and acknowledgement of the Assignor's payment of the aforesaid $624,950 to Elekta, agrees to obtain the User's agreement, on terms reasonably acceptable to Assignor, that the User of the LGK will permit Assignor to use the LGK, such terms to include terms which recognize the $624,950 paid by Assignor as a credit against use (or similar) charges ("Use Charge") which the User assesses Assignor for the use of the LGK. The Use Charge, before the credit, shall be no higher than the charge paid by the User to GKF. Assignor acknowledges that the agreement between GKF and Hoag Memorial Presbyterian Hospital ("Hoag"), attached hereto as Exhibit 2, meets the requirement of this paragraph 5.

        6. As conditions to the effectiveness of Elekta's consent to this
Assignment:

           a. Assignor shall immediately pay $75,000 to Elekta, representing payment in full of all obligations, including, without limitation, all interest owed by Assignor to Elekta under the Purchase Agreement; and

           b. Assignor, Assignee and Elekta hereby agree to amend the Purchase Agreement by deleting paragraph (2) of Exhibit H to the Purchase Agreement, relating to research grants, in its entirety.

           c. Assignor agrees, as a demonstration of its commitment to a gamma knife therapy program ("Program"), that, provided that Assignee and Hoag enter into an agreement for Hoag to operate a Program, Assignor will participate in said Program under terms mutually acceptable to Assignor and Hoag, such terms to include, but not be limited to, the following:

            1) Assignor will permit the name of the Program to include the Assignor's name;

            2) Assignor will participate in the recruitment of the Director of the Program and provide a faculty appointment to a qualified individual serving as the Medical Director of the Program;

            3) Assignor will refer patients to the Program, as appropriate; and

            4) Assignor will participate in the development of the Program's operating, business (including marketing and promotion), and research planning.

      7. None of the Rights or provisions of this Assignment shall be assignable by any party hereto. This Assignment shall inure to the benefit of and be binding upon each of the parties hereto and their respective permitted successors.

      8. This Assignment shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to the choice of conflicts of law, of the State of California.

      9. This Assignment contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

No waiver, modification or amendment of this Assignment shall be effective unless embodied in a written instrument executed by both parties hereto.

     10. Neither party hereto nor their respective counsel shall be deemed the drafter of this Assignment for purposes of construing the provisions hereof. The language in all parts of this Assignment shall in all cases be construed according to its fair meaning, and not strictly for or against either party hereto.


     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.


                                   "ASSIGNOR"

                                   THE REGENTS OF THE UNIVERSITY OF
                                   CALIFORNIA, a California corporation


                                   By /s/ SANDRA LIER
                                      ---------------------------------
                                      Associate Vice Chancellor


                                   By   /s/ MARK LARET
                                      ---------------------------------

                                   Its       Director UCIMC
                                      ---------------------------------


                                   "ASSIGNEE"


                                   GK FINANCING, a California limited
                                   liability company

                                   By   /s/  CRAIG K. TAGAWA
                                      ---------------------------------

                                   Its       CEO
                                      ---------------------------------

Consented to by:                   ELEKTA INSTRUMENTS, INC., a Georgia
                                   corporation



                                   By   /s/  C. Gilmore
                                      ---------------------------------

                                   Its  President
                                      ---------------------------------